As filed with the Securities and Exchange Commission on December 8, 2014

Registration No. 333-187434

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 4

to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

 Teucrium Commodity Trust

(Registrant)

Delaware

(State or other jurisdiction of incorporation or organization)

6799

(Primary Standard Industrial Classification Code Number)

27-6715882

(I.R.S. Employer Identification No.)

c/o Teucrium Trading, LLC

232 Hidden Lake Road

Building A

Brattleboro, Vermont 05301

Phone: (802) 257-1617

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Dale Riker

Chief Executive Officer

Teucrium Trading, LLC

232 Hidden Lake Road

Building A

Brattleboro, Vermont 05301

Phone: (802) 257-1617

(Name, address, including zip code, and telephone number, including area code, of agent for service)

 Copy to:

W. Thomas Conner, Esq.

Reed Smith LLP

1301 K Street, N.W.
Suite 1100, East Tower
Washington, DC 20005-3317

Approximate date of commencement of proposed sale to the public:    As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company under Rule 12b-2 of the Securities Exchange Act of 1934.  (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 4 to the Registration Statement on Form S-1 (Registration No. 333-187434) is being filed to remove from registration all of the securities that remain unsold thereunder as of the termination of the offering in accordance with the undertaking required by Item 512(a)(3) of Regulation S-K. The registrant expects that the offering will be terminated upon effectiveness.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunder duly authorized, in the town of Brattleboro, state of Vermont, on December 8, 2014.

Teucrium Commodity Trust

By:	Teucrium Trading, LLC, Sponsor

By:	/s/ Dale Riker
Dale Riker Principal Executive Officer, Secretary and Member

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. The document may be executed by signatories hereto on any number of counterparts, all of which shall constitute one and the same instrument.

Signature	Title	Date
/s/ Sal Gilbertie
Sal Gilbertie	President/Chief Investment Officer/Member of the Sponsor	December 8, 2014
/s/ Dale Riker
Dale Riker	Secretary/Chief Executive Officer/Principal Executive Officer/Member of the Sponsor	December 8, 2014
/s/ Barbara Riker
Barbara Riker	Chief Financial Officer/Chief Accounting Officer/Chief Compliance Officer/Principal Financial Officer	December 8, 2014
/s/ Steve Kahler
Steve Kahler	Chief Operating Officer	December 8, 2014

* Carl N. Miller
Carl N. Miller III	Member of the Sponsor	December 8, 2014

*           Signed by Sal Gilbertie and Dale Riker pursuant to a power of attorney signed by each of the persons above and filed as part of the Registration Statement on Form S-1 for Teucrium Commodity Trust No. 333-187434 filed on March 21, 2013.